Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Streamline Health Solutions, Inc.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 25, 2012, relating to the consolidated financial statements and schedule of Streamline Health Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

December 11, 2012